                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
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    14a-6(e)(2))

                                 BIOSEPRA INC.
                                111 Locke Drive
                        Marlborough, Massachusetts 01752
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

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                                 BIOSEPRA INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 26, 1998

     The 1998 Annual Meeting of Stockholders of BioSepra Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Tuesday, May 26, 1998 at 2:00 p.m., local time, to consider and act upon the following matters:

     1. To set the number of directors at eight and to elect eight directors to serve until the next Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1994 Director Stock Option Plan increasing from 150,000 to 300,000 the number of shares of Common Stock reserved for issuance under the Plan.

     3. To approve an amendment to the Company's 1997 Stock Incentive Plan increasing from 600,000 to 1,000,000 the number of shares of Common Stock reserved for issuance under the Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 8, 1998 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                            ROBERT F. SCUMACI, Secretary

Marlborough, Massachusetts
April 23, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 BIOSEPRA INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 26, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSepra Inc. ("BioSepra" or the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on May 26, 1998 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 23, 1998.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE CONTROLLER, BIOSEPRA INC., 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED

     On April 8, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 8,430,581 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

     Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors and the approval of the amendments to the 1994 Director Stock Option Plan and 1997 Stock Incentive Plan, have no effect on the voting of such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1998 or such later date as is noted, with respect to the beneficial ownership of: (i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock and the Common Stock of Sepracor Inc. ("Sepracor Common Stock"), the parent company of BioSepra ("Sepracor") by (A) each director and nominee for director; (B) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and
(C) all directors and executive officers of the Company as a group.

     The number of shares of the Company's Common Stock and Sepracor Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

     Directors and executive officers of BioSepra disclaim beneficial ownership of the shares of Common Stock of BioSepra owned by Sepracor.

                                                                                            SHARES OF
                                                             SHARES OF     PERCENTAGE OF     SEPRACOR
                                                              BIOSEPRA       BIOSEPRA         COMMON
                                                            COMMON STOCK      COMMON          STOCK
                                                            BENEFICIALLY       STOCK       BENEFICIALLY
                     NAME AND ADDRESS                         OWNED(1)      OUTSTANDING      OWNED(2)
                     ----------------                       ------------   -------------   ------------
Sepracor Inc..............................................   5,369,788         63.7%              N/A
  111 Locke Drive
  Marlborough, MA 01752

Tudor Investment Corporation..............................     844,000(3)      10.0               N/A
  600 Steamboat Road
  Greenwich, CT 06830

Timothy J. Barberich......................................      35,000(4)        *            749,616(5)
Jean-Marie Vogel..........................................     246,960(6)       2.7            21,600(7)
William E. Rich, Ph.D.....................................      53,120(8)        *                  0
William M. Cousins, Jr....................................      13,000(8)        *                400
Alexander M. Klibanov, Ph.D...............................      17,000(8)        *              3,600
Riccardo Pigliucci........................................       9,000(8)        *                  0
Paul A. Looney............................................      13,000(8)        *                  0
David P. Southwell........................................       2,000(8)        *            229,700(9)
Egisto Boschetti, Ph.D....................................      53,806(10)       *                  0
James A. Prendergast......................................      20,000(8)        *              1,342
Therese Bourdy............................................      11,800(8)        *                  0
All directors and executive officers as a group (11
  persons)................................................     474,686(11)      5.3%        1,006,258(12)

---------------

  *  Represents holdings of less than one percent.

 (1) Shares of Common Stock beneficially owned by all directors and officers as a group excludes the 5,369,788 shares of Common Stock beneficially owned by Sepracor, as to which shares each director and executive officer disclaims beneficial ownership.

 (2) As of January 31, 1998, except for Mr. Barberich, no officer or director of BioSepra beneficially owned more than 1% of the Sepracor Common Stock; Mr. Barberich beneficially owned 2.7% of the Sepracor Common Stock (see footnote 5 below).

 (3) Based on information furnished to the Company by Tudor Investment Corporation ("Tudor"). Tudor is the investment adviser of Tudor BVI Futures, Ltd. ("Tudor BVI") and The Raptor Global Fund Ltd ("Raptor Ltd") and is the general partner of The Raptor Global Fund L.P. ("Raptor L.P.") The shares of the Company's Common Stock owned by Tudor include 473,950 shares directly beneficially owned by Tudor BVI, 162,448 shares directly beneficially owned by Raptor Ltd., 142,000 shares directly beneficially owned by Raptor L.P., and 65,602 shares directly beneficially owned by Tudor Arbitrage Partners L.P., an affiliate of Tudor. Tudor disclaims beneficial ownership of the shares held by Tudor BVI, Raptor Ltd. and Raptor L.P. except to the extent of its pecuniary interest in such shares.

 (4) Includes 33,000 shares of the Company's Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.

 (5) Shares of Sepracor Common Stock beneficially owned by Mr. Barberich include: (i) 248,104 shares of Sepracor Common Stock which Mr. Barberich has the right to acquire within 60 days of January 31, 1998 upon exercise of outstanding stock options; (ii) 30,000 shares of Sepracor Common Stock held in trust for Mr. Barberich's daughter; (iii) 107 shares of Sepracor Common Stock held by Mr. Barberich's wife; and (iv) 514 shares of Sepracor Common Stock held by Mr. Barberich's daughter, as to which Mr. Barberich disclaims beneficial ownership.

 (6) Includes 208,200 shares of the Company's Common Stock which Mr. Vogel has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.

 (7) Represents shares of Sepracor Common Stock which Mr. Vogel has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.

 (8) Represents shares of the Company's Common Stock which each such person has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.

 (9) Shares of Sepracor Common Stock beneficially owned by Mr. Southwell include 228,000 shares of Sepracor Common Stock which Mr. Southwell has the right to acquire within 60 days of January 31, 1998 upon exercise of outstanding stock options.

(10) Includes 53,000 shares of the Company's Common Stock which Mr. Boschetti has the right to acquire within 60 days of January 31, 1998 upon exercise of outstanding stock options. Excludes 10,000 shares of common stock of BioSepra BioMedical Inc., a majority-owned subsidiary of BioSepra ("BBI"), which Mr. Boschetti has the right to acquire within 60 days of January 31, 1998 upon exercise of outstanding stock options. As of January 31, 1998, Mr. Boschetti beneficially owned less than 1% of the common stock of BBI.

(11) Includes an aggregate of 433,120 shares of the Company's Common Stock which all executive officers and directors have the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.

(12) Includes an aggregate of 497,704 shares of Sepracor Common Stock which all executive officers and directors have the right to acquire within 60 days of January 31, 1998 upon exercise of outstanding stock options. As of January 31, 1998, all directors and executive officers as a group owned 3.5% of the Sepracor Common Stock.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions the persons named as proxies will vote to elect as directors the director nominees named below, each of whom is currently a member of the Board of Directors of the Company.

     Each director will be elected to hold office until the 1999 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the name and age of each member of the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1998, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                             NOMINEES FOR DIRECTOR

     TIMOTHY J. BARBERICH, age 50, has served as a director of the Company since its organization in 1993. Mr. Barberich was a founder of Sepracor, an emerging specialty pharmaceutical company, and has served as President, Chief Executive Officer and a director of Sepracor since January 1984. Sepracor owns approximately 64% of the outstanding Common Stock of the Company. Mr. Barberich also serves as a director of HemaSure Inc., a publicly traded company of which Sepracor owns approximately 37% of the outstanding common stock ("HemaSure").

     WILLIAM M. COUSINS, JR., age 73, has served as a director of the Company since January 1994. Since 1965, Mr. Cousins has served as the President of William M. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Alba Waldensian, Inc. and Wellico Enterprises, Inc.

     ALEXANDER M. KLIBANOV, PH.D., age 48, has served as a director of the Company since January 1994. Since July 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology where he is currently Professor of Chemistry and a member of the Biotechnology Process Engineering Center.

     PAUL A. LOONEY, age 58, has served as a director of the Company since January 1994. From 1984 to 1995, Mr. Looney served as President and Chief Executive Officer of Corning Costar Corporation, a life science products company and a wholly-owned subsidiary of Corning, Inc.

     RICCARDO PIGLIUCCI, age 51, has served as a director of the Company since August 1995. From January 1966 to April 1995, Mr. Pigliucci served in a number of capacities at Perkin-Elmer Corporation, a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Since February 1996, Mr. Pigliucci has served as Chief Executive Officer of Life Sciences International P.L.C. Since June 1995, Mr. Pigliucci has served as the Chairman of Topometrix Corporation.

     WILLIAM E. RICH, PH.D., age 53, has served as a director of the Company since its organization in December 1993. Since September 1994, Dr. Rich has served as President and Chief Executive Officer of Ciphergen Biosystems, Inc., a biotechnology company. From January 1994 to September 1994, Dr. Rich served as President and Chief Executive Office of the Company. From September 1991 to January 1994, Dr. Rich served as Senior Vice President and General Manager, Bioseparations of Sepracor.

     DAVID P. SOUTHWELL, age 37, has served as a director of the Company since January 1997. He has served as Executive Vice President, Chief Financial Officer of Sepracor since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers, a securities firm in various positions with the investment banking division, including in the position of Vice President.

     JEAN-MARIE VOGEL, age 47, has served as President, Chief Executive Officer and a director of the Company since September 1994. From January 1994 to September 1994, Mr. Vogel served as Executive Vice President and Chief Operating Officer of the Company. From 1992 to 1993, Mr. Vogel served as President of the European Operations of Cuno, Inc., a supplier of filtration processes, equipment and devices used in the production of biological drugs and food products. From 1977 to 1992, Mr. Vogel served in various capacities with Millipore Corporation ("Millipore"), a manufacturer of membrane filtration-based products, in its international operations with experience in Asia, Latin America, the former Soviet Union, the Middle East and Australia, including as Vice President and General Manager of Millipore's Asian operations. Mr. Vogel is a French citizen.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held two meetings in 1997. The members of the Audit Committee are Messrs. Cousins and Looney.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for determining the compensation of, and establishing compensation policies for, the executive officers of the Company. The Compensation Committee held three meetings during 1997. The members of the Compensation Committee are Messrs. Cousins and Looney. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held four meetings during 1997. Except for David P. Southwell and Timothy J. Barberich, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

     Directors who are neither officers nor employees of the Company or of any subsidiary of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend and are entitled to participate in the Company's 1994 Director Stock Option Plan (the "Director Option Plan"), as further described below. Directors who are officers or employees of the Company or of any affiliate of the Company do not receive compensation for attendance at meetings.

     On January 20, 1997, options to purchase 10,000 shares of Common Stock at an exercise price of $2.875 per share (the closing price of the Common Stock on the Nasdaq National Market on the date of grant) were granted to Mr. Southwell in connection with his election to the Board of Directors. On May 27, 1997, options to purchase an aggregate of 14,000 shares of Common Stock at an exercise price of $2.938 per share (the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant) were granted under the Director Option Plan to each of the following directors: Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Looney, Mr. Pigliucci, Dr. Rich and Mr. Southwell. On January 20, 1997, options to purchase 10,000 shares of Common Stock, at an exercise price of $2.875 per share (the closing price of the Common Stock on the Nasdaq National Market on the date of grant) were granted pursuant to the Company's 1994 Stock Option Plan to each of Messrs. Looney and Cousins in consideration for their services as members of the Audit and Compensation Committees of the Board of Directors.

     On November 7, 1997, options to purchase 10,000 shares of Common Stock, at an exercise price of $2.75 per share (the closing price of the Common Stock on the Nasdaq National Market on the date of grant) were granted pursuant to the Company's 1997 Stock Incentive Plan to Mr. Pigliucci in consideration for consulting services performed by Mr. Pigliucci for the Company during 1997.

     For a description of the Director Option Plan, see "Approval of Amendment to Director Stock Option Plan" herein.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's three other executive officers whose total annual salary and bonus for 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                 ANNUAL COMPENSATION                    AWARDS
                                     --------------------------------------------    ------------
                                                                        OTHER         SECURITIES     ALL OTHER
                                                                     COMPENSATION     UNDERLYING    COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)   BONUS ($)       ($)         OPTIONS (#)       ($)(1)
    ---------------------------      ----   ----------   ---------   ------------    -----------    ------------
Jean-Marie Vogel...................  1997    $163,803     $15,000      $     0         420,000         $3,038
  President and                      1996     163,803      65,000            0               0          1,251
  Chief Executive Officer            1995     156,744      50,000            0             500            985

James A. Prendergast(2)............  1997    $150,000     $25,000      $20,646(3)            0         $4,800
  Vice President of Sales            1996          --          --           --              --             --
  and Marketing                      1995          --          --           --              --             --

Egisto Boschetti, Ph.D.............  1997    $131,455     $17,443      $     0          60,000         $5,691
  Executive Vice President and       1996     133,213      21,575            0          10,000          3,992
  Chief Scientific Officer           1995     134,271      73,186            0               0          4,012

Therese Bourdy.....................  1997    $ 99,414     $16,127      $     0               0         $1,591
  Vice President of Media            1996     102,022      17,854            0          25,000          1,812
  Operations                         1995      40,599       9,053            0          17,000             --

---------------

(1) Represents the taxable portion of group life insurance, retirement and other benefits paid by the Company.

(2) Mr. Prendergast joined the Company in January 1997 and left the Company in January 1998.

(3) Represents a reallocation allowance which was paid to Mr. Prendergast in 1997.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1997 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                                                    POTENTIAL
                                      ------------------------                                               REALIZABLE
                                                   PERCENT OF                  MARKET                     VALUE AT ASSUMED
                                                      TOTAL                   PRICE OF                     ANNUAL RATES OF
                                      NUMBER OF      OPTIONS                 SECURITIES                      STOCK PRICE
                                      SECURITIES   GRANTED TO    EXERCISE    UNDERLYING                   APPRECIATION FOR
                                      UNDERLYING    EMPLOYEES     OR BASE    OPTIONS ON                    OPTION TERM (1)
                                       OPTIONS      IN FISCAL      PRICE     GRANT DATE    EXPIRATION    -------------------
                NAME                  GRANTED(#)      YEAR        ($/SH)       ($/SH)         DATE        5%($)      10%($)
                ----                  ----------   -----------   ---------   -----------   ----------    --------   --------
Jean-Marie Vogel....................   120,000(2)     20.8%       $3.875       $3.875      02/06/07      $299,440   $741,120
                                       300,000(3)     52.0%        1.875        1.875      09/29/07       353,700    896,400
James A. Prendergast................         0           0%            0            0        -/-/-             --         --
Egisto Boschetti, Ph.D..............    10,000(4)      1.7%        3.875        3.875      02/06/07        24,370     61,760
                                        50,000(3)      8.7%        1.875        1.875      09/29/07        58,950    149,400
Therese Bourdy......................         0           0%            0            0        -/-/-             --         --

---------------

(1) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock on the date on which options were exercised.

(2) The option vests as to 40,000 shares on each of February 7, 1998, February 7, 1999 and February 7, 2000.

(3) The option vests on the earlier to occur of (i) the sale of all or substantially all of the assets of the Company or (ii) September 30, 2004.

(4) The option vests as to 2,000 shares on each of February 7, 1998, February 7, 1999, February 7, 2000, February 7, 2001 and February 7, 2002.

     Year-End Option Table. The following table sets forth certain information regarding stock options exercised during the year ended December 31, 1997 and stock options held as of December 31, 1997 by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                                              NUMBER OF
                                              SECURITIES            VALUE OF
                                              UNDERLYING          UNEXERCISED
                                             UNEXERCISED          IN-THE-MONEY
                                          OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                             YEAR-END (#)        YEAR-END($)(1)
                                          ------------------   ------------------
                                             EXERCISABLE/         EXERCISABLE/
                                            UNEXERCISABLE        UNEXERCISABLE
                                          ------------------   ------------------
Jean-Marie Vogel........................   144,200/536,300           0/0
James A. Prendergast....................    20,000/ 80,000           0/0
Egisto Boschetti, Ph.D..................    41,000/ 94,000           0/0
Therese Bourdy..........................    11,800/ 30,200           0/0

---------------

(1) Value is based on the closing sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1997 ($1.75), the last trading day of the Company's 1997 fiscal year, less the applicable option exercise price.

SENIOR MANAGEMENT RETENTION AGREEMENTS

     Jean-Marie Vogel. In October 1997, the Company and Mr. Vogel entered into a Senior Management Retention Agreement. The agreement has an initial term which ends on December 31, 1997 and is subject to automatic renewal yearly thereafter unless the Company provides notice of termination to Mr. Vogel no later than October 30 of the preceding calendar year.

     In the event that a Change in Control (as defined therein) of the Company occurs and thereafter Mr. Vogel is terminated due to death or disability, he will be entitled to benefits as determined under the Company's long-term disability, retirement, insurance and other compensation programs then in effect. If a Change in Control occurs and Mr. Vogel is thereafter terminated for Cause (as defined therein) within 12 months after such Change in Control, he is entitled to base salary and benefits through the date of termination.

     If a Change in Control occurs and Mr. Vogel is thereafter terminated, other than for Cause, by reason of death or disability or if he resigns from the Company with Good Reason (as defined therein) within 12 months after such Change in Control or for any reason or no reason more than 12 months after such Change in Control, he is entitled to: (i) base salary and benefits through the date of termination; (ii) a severance payment payable in 36 equal installments, equal to the sum of (A) 300% of the higher of (x) annual base salary then in effect or
(y) annual base salary in effect at the time of the Change in Control; plus (B) 300% of the aggregate cash bonuses paid to Mr. Vogel in the preceding four (4) quarters; and (iii) life, disability, dental accident and health insurance benefits substantially similar to benefits in effect on the date of termination for a period of 36 months after termination (unless Mr. Vogel receives equivalent benefits from a third party during that time period); provided that the severance payment described in clause (ii) above shall be reduced to the extent that the net present value of the severance payment is greater than 1.5% of the gross proceeds paid by an acquiror of the Company.

     Upon a Potential Change in Control (as defined therein), Mr. Vogel agrees not to voluntarily resign until the earliest of (A) six (6) months after the Potential Change in Control or (B) termination of employment by reason of disability or for Good Reason.

     Egisto Boschetti. In October 1997, the Company and Mr. Boschetti entered into a Senior Management Retention Agreement. The agreement has an initial term which ends on December 31, 1997 and is subject to automatic renewal yearly thereafter unless the Company provides notice of termination to Mr. Boschetti no later than October 30 of the preceding calendar year.

     In the event that a Change in Control (as defined therein) of the Company occurs and thereafter Mr. Boschetti is terminated due to death or disability, he will be entitled to benefits as determined under the Company's long-term disability, retirement, insurance and other compensation programs then in effect. If a Change in Control occurs and Mr. Boschetti is thereafter terminated for Cause (as defined therein), he is entitled to base salary and benefits through the date of termination.

     If a Change in Control occurs and Mr. Boschetti is thereafter terminated within 24 months, other than for Cause, by reason of death or disability or if he resigns from the Company with Good Reason (as defined therein), he is entitled to: (i) base salary and benefits through the date of termination; (ii) a severance payment payable in 36 equal installments, equal to the sum of (A) 300% of the higher of (x) annual base salary then in effect or (y) annual base salary in effect at the time of the Change in Control; plus (B) 300% of the aggregate cash bonuses paid to Mr. Boschetti in the preceding four (4) quarters; provided that the severance payment described in clause (ii) above shall be reduced to the extent that the net present value of the severance payment is greater than 1.0% of the gross proceeds paid by an acquiror of the Company.

     Upon a Potential Change in Control (as defined therein), Mr. Boschetti agrees not to voluntarily resign until the earliest of (A) six (6) months after the Potential Change in Control or (B) termination of employment by reason of disability or for Good Reason.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by all officers and directors of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons, the Company believes that during fiscal 1997 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company, which is currently comprised of two non-employee directors, William M. Cousins, Jr. and Paul A. Looney, is responsible for determining the compensation package of each executive officer. The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company, including the Named Executive Officers.

     The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a combination of base salary, bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

     Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     - COMPETITIVE AND FAIR COMPENSATION

     The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     - SUSTAINED PERFORMANCE

     Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each executive officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

     - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, is then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of three elements -- salary, cash bonuses and stock options.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

     Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1997 were granted at fair market value on the date of grant. During 1997, all current executive officers received options to purchase an aggregate of 480,000 shares of Common Stock, at a weighted average exercise price of $2.42 per share.

     Executive officers are also eligible to participate in the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. While the Company has not structured its 1997 Stock Incentive Plan to meet the requirements for exclusion from the deduction limit of Section 162(m), the Company generally intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

     Mr. Vogel's 1997 Compensation

     Mr. Vogel is eligible to participate in the same executive compensation plans available to the other executives officers of the Company. The Compensation Committee believes that Mr. Vogel's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Mr. Vogel's salary for 1997 was $163,803. His salary for 1997 remained unchanged from 1996. Mr. Vogel received bonus compensation of $15,000 for his 1997 performance. Mr. Vogel's 1997 salary and bonus were based upon a number of factors, which included his progress in further developing and implementing the Company's long term strategic plan, the establishment of two alliances in Europe for new capture media, the restructuring of the Company to focus on higher margin consumable products for the research and process segments of the biopharmaceutical and genomics markets, the settlement of the Company's and Sepracor's long-standing lawsuit with a competitor, the development of a research device product line, and the achievement of ISO 9001 certification of the Company's United States operations. In establishing Mr. Vogel's salary for 1997, the Compensation Committee also reviewed a number of national compensation surveys for comparable positions in similar industries.

                                          Compensation Committee

                                          William M. Cousins, Jr.
                                          Paul A. Looney

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Cousins and Looney. Neither member of the Compensation Committee was at any time during 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from March 25, 1994 through December 31, 1997 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Hambrecht & Quist Biotechnology Index ("H&Q Biotechnology Index") (assuming the investment of $100 in the Company's Common Stock (at the initial public offering price), the Nasdaq Composite Index and the H&Q Biotechnology Index on March 25, 1994 and reinvestment of all dividends). Measurement points are on March 25, 1994 and the last trading day of the years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997. Prior to March 25, 1994, the Company's Common Stock was not registered under the Exchange Act.

                                                                         Nasdaq             H&Q
               Measurement Period                                      Composite       Biotechnology
             (Fiscal Year Covered)                 BioSepra Inc.         Index             Index
3/25/94                                                100.00            100.00            100.00
12/94                                                   48.21             96.79            113.24
12/95                                                   48.21            136.88            192.63
12/96                                                   33.63            168.37            177.73
12/97                                                   25.00            206.70            179.91

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its chromatography business, including all of the outstanding shares of IBF, a subsidiary of BioSepra, to the Company in exchange for 4,000,000 shares of Common Stock. In June 1996, Sepracor converted the outstanding principal and interest of a loan to BioSepra into an aggregate of 1,369,788 shares of BioSepra's Common Stock. Currently, Sepracor owns approximately 64% of the Company's Common Stock. Under applicable provisions of the Delaware General Corporation Law, Sepracor has the ability, acting alone, to approve any action requiring approval of the holders of a majority of the outstanding shares of Common Stock. Mr. Barberich and Mr. Southwell, directors of the Company, are President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor.

     Technology Transfer and License Agreement. The Company and Sepracor entered into a Technology Transfer and License Agreement (the "Technology Transfer Agreement") pursuant to which Sepracor transferred to the Company all technology owned or controlled by Sepracor, including trade secrets, patents and patent applications, that relates to and is used in researching, developing or manufacturing products in the "Company Field." The Company Field means generally the separation of biological molecules. Further, Sepracor has granted an exclusive license to the Company for any improvements to the transferred technology useful in the Company Field which are developed or otherwise acquired by Sepracor during the period beginning on the date of the Technology Transfer Agreement and terminating on the earlier of January 1, 1998 or the acquisition of Sepracor or the Company (the "Effective Period"). The Company and Sepracor intend to extend the January 1, 1998 termination date to January 2001. The Company has granted to Sepracor an exclusive license to the transferred technology for the development, manufacture, use or sale of any products within the field of chiral synthesis, chiral separations and the development, manufacture, use or sale of chiral drugs and chiral drug intermediates (the "Sepracor Field"), as well as a non-exclusive license to the transferred technology for the development, manufacture, use or sale of any products outside the Company Field. All licenses are royalty-free. Sepracor has also granted the Company a right of first refusal to any product which Sepracor proposes to sell, or license a third party to sell, during the Effective Period, for use within the Company Field.

     Cross-License Agreement. The Company has entered into a Cross License Agreement (the "Cross License Agreement"), dated as of January 1, 1994 with HemaSure Inc. ("HemaSure"), an affiliate of Sepracor. Under the terms of the Cross License Agreement, HemaSure and the Company have each granted to the other a perpetual, royalty-free and non-exclusive right and license to technology and improvements owned or controlled by the licensing party for use in the HemaSure Field or Company Field as the case may be. The HemaSure Field comprises the development, manufacture, use or sale of medical devices for the purification of blood, blood products or blood components and membrane filter design. The Cross License Agreement will terminate on the earlier of January 1, 1998 or the acquisition of all or substantially all of the business or assets, by merger, sale of assets or otherwise, of either the Company or HemaSure. The Company presently is seeking to extend the term of the Cross-License Agreement until January 1, 2001.

     Corporate Services Agreement. The Company and Sepracor entered into a one-year Corporate Services Agreement dated as of January 1, 1994, which provides for a monthly fee to be paid by the Company for basic services, such as accounting, human resources support services, data processing and laboratory support services provided by Sepracor. This fee was determined by estimating Sepracor's cost of the Company's expected usage of such basic services. The Company may purchase additional services from Sepracor for a fixed rate based on the number of hours spent by each Sepracor employee providing such services. For items with identifiable costs such as insurance coverage, Sepracor charges the Company based upon costs directly attributable to the Company. Management believes that the charges under the Corporate Services Agreement are reasonable and that the terms of the Corporate Services Agreement are at least as favorable to the Company as the terms that could be obtained from an unaffiliated third party. This Agreement had an initial term of one year and has been extended by the Company for three additional one-year terms. The Company and Sepracor intend to enter into an amendment to the Corporate Services Agreement to extend its term until January 1, 2001. Sepracor retains the right to decline to provide any services which cause an unreasonable burden to Sepracor. The Agreement permits the Company to terminate at any time following 60 days' notice to Sepracor, and automatically terminates six months after Sepracor's ownership percentage of the Company decreases to less than 50% of the Company's issued and outstanding shares. The aggregate payments made by the Company to Sepracor for basic services under this Agreement were $208,000 in 1996, $208,000 in 1997 and are expected to be approximately $155,000 in 1998.

     Sublease Agreements. Sepracor has entered into a Sublease Agreement with the Company under which Sepracor subleases a portion of its facilities in Marlborough, Massachusetts to the Company. The amount payable to Sepracor under the Sublease Agreement is equal to Sepracor's rental costs under its lease allocable to the portion of the premises subleased to the Company plus a pro rata allocation of the estimated facility maintenance, utilities and other operating costs. The rental payment made to Sepracor by the Company under this Agreement was approximately $72,000 in 1996 and $93,000 in 1997, exclusive of operating costs and is estimated to be approximately $99,000 in 1998. Operating costs under this Agreement were approximately $233,000 in 1996, $277,000 in 1997 and are estimated to be $126,000 in 1998.

     Registration Rights. Sepracor has certain registration rights with respect to its shares in the Company as provided in the Technology Transfer Agreement.

     Loan Agreement. On March 29, 1996, the Company issued a Convertible Subordinated Note due March 2000 (the "Note") to Sepracor providing for the borrowing by BioSepra from Sepracor of up to $5,500,000 (the "Loans") at an interest rate of 7%. The Loans, including any accrued interest thereon, were convertible into shares of the Company's Common Stock, at the option of Sepracor at any time prior to repayment. Since March 29, 1996, an aggregate of $5,500,000 was borrowed under the Note. On June 10, 1996, Sepracor converted the outstanding principal, plus accrued interest, of the Loans into an aggregate of 1,369,788 shares of the Company's Common Stock. As a result of the conversion of the Note, Sepracor's ownership of the Company's outstanding Common Stock increased from approximately 58% to approximately 64%.

     Promissory Note. In January 1996, the Company entered into a Promissory Note for up to $350,000, all of which amounts have been advanced by Sepracor. This amount is payable to Sepracor over sixty monthly installments and does not bear interest. As of March 31, 1998, $143,000 was outstanding under this Promissory Note.

            APPROVAL OF AMENDMENT TO 1994 DIRECTOR STOCK OPTION PLAN

     In April 1998, the Board of Directors of the Company adopted an amendment to the Director Option Plan increasing the number of shares of Common Stock authorized for issuance under the Director Option Plan from 150,000 shares to 300,000 shares. The purpose of the Director Option Plan is to encourage equity ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress, to provide them with further incentive to remain as directors and to compensate them for their services as directors.

     Summary of the Director Option Plan. Under the Director Option Plan, options to purchase 10,000 shares of Common Stock are granted to each Outside Director, except for Mr. Barberich who was granted options to purchase 40,000 shares of Common Stock, upon his initial election as a director (the "Initial Options") and options to purchase 2,000 shares of Common Stock are granted upon the dates on which the Outside Director is subsequently reelected to the Board (the "Reelection Options").

     Each Initial Option granted to a director under the Director Option Plan vests in five equal annual installments beginning on the first anniversary of the date of grant, and Reelection Options granted under the Director Option Plan vests in two equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share will equal the fair market value of a share of Common Stock on the date on which the option is granted, except that the exercise price per share is $2.00 for any Initial Options granted prior to January 15, 1994. The exercise price must be paid in cash. Options granted under the Director Option Plan are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one year period thereafter.

     The Board of Directors may suspend or discontinue the Director Option Plan or amend it in any respect; provided, that, without the approval of the stockholders, no amendment may change the number of shares subject to the Director Option Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Option Plan, and the Director Option Plan may not be amended more than once in a six month period.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options granted under the Director Option Plan and with respect to the sale of Common Stock acquired under the Director Option Plan.

     A participant will not recognize taxable income upon the grant of a stock option under the Director Option Plan. A participant who exercises a stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     With respect to any Option Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale.

     The grant of a stock option under the Director Option Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Director Option Plan.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE IT RECOMMENDS A VOTE FOR THIS PROPOSAL.

               APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

     In April 1998, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") increasing the number of shares of Common Stock authorized for issuance under the 1997 Plan from 600,000 to 1,000,000. The Board of Directors believes that stock awards have been, and will continue to be, an important element in attracting and maintaining key employees and directors who are expected to contribute to the Company's growth and success. If the amendment is approved, the Company will have additional authorized shares of Common Stock available for future awards, including awards in connection with any merger, consolidation or acquisition by the Company.

DESCRIPTION OF AWARDS

     The 1997 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees.

     As of March 31, 1998, approximately 48 persons were eligible to receive Awards under the 1997 Plan, including the Company's three executive officers and seven non-employee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On March 30, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $2.25.

ADMINISTRATION

     The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors or any other committee or executive officer to whom the Board delegates authority, including the Compensation Committee, as the case may be, selects the recipients of Awards and determines: (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable; (ii) the exercise price of options; (iii) the duration of options; and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options, provided, however, that any outstanding Awards held by employees of the Company shall become immediately fully exercisable. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

AMENDMENT OR TERMINATION

     No Award may be made under the 1997 Plan after March 28, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises of a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the participant's holding period and tax basis for the Award or underlying Common Stock.

     Tax Consequences to the Company. The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants with respect to the exercise of a nonstatutory option or restricted stock Award under the 1997 Plan who are employees or otherwise subject to withholding.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THE APPROVAL OF THE AMENDMENT TO THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE IT RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current year. Arthur Andersen LLP has served as the Company's independent accountants since January 1, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 24, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          ROBERT F. SCUMACI, Secretary

April 23, 1998

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A




                                  AMENDMENT TO
                   1994 DIRECTOR STOCK OPTION PLAN, AS AMENDED
                                       OF
                                  BIOSEPRA INC.



     The 1994 Director Stock Option Plan, as amended (the "Plan") of BioSepra Inc. be and hereby is further amended such that the number of "150,000" in the second line of Section 4(a) of the Plan shall be deleted and the number "300,000" shall be inserted in lieu thereof.




                                     Adopted by the Board of Directors on
                                     April 2, 1998

                                  BioSepra Inc.

                  AMENDMENT TO 1994 DIRECTOR STOCK OPTION PLAN

                      Adopted by the Board of Directors on
                                 March 28, 1997


RESOLVED:           That the Company's 1994 Director Stock Option Plan (the
                    "Plan") be amended to delete subsection 5(d) thereof
                    (pertaining to the nontransferability of options granted under the Plan) and to replace such subsection in its entirety with the following:

                        "(d) TRANSFERABILITY OF OPTIONS. Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the of the optionee, shall be exercisable only by the optionee."

FURTHER
RESOLVED:           That Section 5(e) of the Plan be amended by adding a new
                    subsection (iii) to read in its entirety as follows:

                        (iii) ACCELERATION UPON CHANGE IN CONTROL.
                        Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full in the event a Change in Control (as defined in Section 9) of the Company occurs.

FURTHER
RESOLVED:           That the Plan be amended to delete Section 6 thereof
                    (pertaining to the assignment of rights and benefits under the Director Plan) and to replace such Section in its entirety with the following:

                        "6. ASSIGNMENTS. Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, the rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5."

FURTHER
RESOLVED:           That Section 9 of the Plan is amended by deleting Subsection
                    9(b) in its entirety and inserting in lieu thereof the following:

                        "(b) Subject to Section 9(c) below in the event that the Company is merger or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company received distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the company, may in its discretion, as to outstanding options, either (i) provided that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice."

FURTHER
RESOLVED:           That Section 9 of the Plan is further amended by adding a
                    new subsection (c) to read in its entirety as follows:

                        (c) CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") (other than the Company, Sepracor Inc. (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                        Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or
                        (iv) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

FURTHER
RESOLVED:           That the Plan be amended to delete the sentence "The Plan
                    may not be amended more than once in any six-month period."
                    appearing at the end of Section 10 of the Plan.

                                  AMENDMENT TO
                         1994 DIRECTOR STOCK OPTION PLAN
                                       OF
                                  BIOSEPRA INC.



     The 1994 Director Stock Option Plan (the "Plan") be and hereby is amended as follows:

     1. The number 120,000 in the second line of Section 4(a) of the Plan shall be deleted and the number 150,000 shall be inserted in lieu thereof.





               Adopted by the Board of Directors on March 29, 1996 Approved by the Stockholders on May 15, 1996

                                  BIOSEPRA INC.

                         1994 DIRECTOR STOCK OPTION PLAN


     1.   PURPOSE.

          The purpose of this 1994 Director Stock Option Plan (the "Plan") of BioSepra Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

     2.   ADMINISTRATION.

          The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

     3.   PARTICIPATION IN THE PLAN.

          Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

     4.   STOCK SUBJECT TO THE PLAN.

          (a) The maximum number of shares which may be issued under the Plan shall be 120,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

          (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

          (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

     5.   TERMS, CONDITIONS AND FORM OF OPTIONS.

          Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) OPTION GRANT DATES. Options shall be granted (i) on the effective date of the Plan, to all eligible directors who are directors as of such date, and to all other eligible directors upon his or her initial election as a director, and (ii) on each subsequent date that he or she is re-elected as a director after the year ending December 31, 1994. An option granted pursuant to subsection (i) herein shall be referred to herein as an "Initial Option" and an option granted pursuant to subsection (ii) herein shall be referred to herein as a "Reelection Option."

          (b) SHARES SUBJECT TO OPTION. Each Initial Option granted under the Plan shall be for the purchase of 10,000 shares of Common Stock, PROVIDED, HOWEVER, that the Initial Option granted to Timothy J. Barberich shall be for the purchase of 40,000 shares of Common Stock and the Initial Option granted to Robert L. Bratzler shall be for the purchase of 20,000 shares of Common Stock. Each Reelection Option granted under the Plan shall be exercisable for 2,000 shares of Common Stock.

          (c) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors. Notwithstanding the above, the option exercise price for any Initial Options granted prior to January 15, 1994, shall equal $2.00 per share.

          (d) OPTIONS NON-TRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (e)  EXERCISE PERIOD.

                    (i) INITIAL OPTION. Each Initial Option may be exercised on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such option; and

                    (ii) REELECTION OPTION. Each Reelection Option may be exercised on a cumulative basis as to one-half of the shares subject to the option on each of the first and second anniversaries of the date of grant of such Option; PROVIDED that, subject to the provisions of Section 5(f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten years from the date of grant.

          (f) EXERCISE PERIOD UPON DISABILITY OR DEATH. Notwithstanding the provisions of Section 5(e), an option granted under the Plan may be exercised, to the extent then exercisable, by an optionee who becomes disabled (within the meaning of Section 22(e) (3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(h), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that, no option shall be exercisable after the expiration of ten years from the date of grant.

          (g) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash or the full consideration for the shares as to which they are exercised.

          (h) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

     6.   ASSIGNMENTS.

          The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

     7.   EFFECTIVE DATE AND TIME FOR GRANTING OPTIONS.

          (a)  The Plan shall become effective on January 5, 1994.

          (b) All options for shares subject to the Plan shall be granted, if at all, not later than six (6) years after the approval of the Plan by the Company's stockholders.

     8.   LIMITATION RIGHTS.

          (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

          (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

     9.   CHANGES IN COMMON STOCK.

          (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind or shares reserved for issuance under the Plan, (ii) the number and kind or shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

          (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.

     10.  AMENDMENT OF THE PLAN.

          The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

     11.  NOTICE.

          Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

     12.  GOVERNING LAW.

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.



                           Adopted by the Board of Directors on January 5, 1994



                           Approved by the Stockholders on January 28, 1994

                                                                     Appendix B



                                  AMENDMENT TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                                  BIOSEPRA INC.



     The 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc. be and hereby is amended such that the number "600,000" in the third line of Section 4 of the Plan shall be deleted and the number "1,000,000" shall be inserted in lieu thereof.




                                        Adopted by the Board of Directors
                                        as of April 2, 1998

                                  AMENDMENT TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                                  BIOSEPRA INC.




     The 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc. be and hereby is amended such that paragraph (b) of Section 4 of the Plan be and hereby is deleted in its entirety.



                                      Adopted by the Board of Directors
                                      as of September 30, 1997

                                  BIOSEPRA INC.

                            1997 STOCK INCENTIVE PLAN


1.   PURPOSE

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of BioSepra Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   ADMINISTRATION, DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). During such periods when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   STOCK AVAILABLE FOR AWARDS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 600,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum aggregate number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 during the term of the Plan. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   STOCK OPTIONS

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

     (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option Agreement,
(i) by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price or
(ii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery.

          (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

          (4) any combination of the above permitted forms of payment.

6.   RESTRICTED STOCK

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the

Participant's estate.


7.   OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e)  ACQUISITION EVENTS

          (1) CONSEQUENCES OF ACQUISITION EVENTS. Subject to Section 8(e)(2) below, upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive

Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall be deemed to have occurred only if any of the following events occur: (a) the stockholders of the Company approve a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, Sepracor Inc. (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; or (e) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

          (2) ACCELERATION UPON AN ACQUISITION EVENT. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with repsect to Options or any other similar Awards only, upon the execution by the Company of any agreement with resepct to an Acquisition Event, (i) the Board shall provide a written notice to the Participants that are employees of the Company that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock Awards then outstanding and held by employees of the Company shall become immediately free of all restrictions; (iii) all other stock-based Awards that are held by employees of the Company shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

          (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                      Appendix C


                                 [FRONT OF CARD]


                                  BIOSEPRA INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 26, 1998


Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Jean-Marie Vogel, Timothy J. Barberich and Mark G. Borden, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1998 Annual Meeting of Stockholders of BioSepra Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3 AND 4.

A VOTE FOR THE DIRECTOR NOMINEES, AND FOR PROPOSAL NUMBERS 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.


        PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.



                                              [REVERSE SIDE OF CARD]


|X|      PLEASE MARK YOUR VOTES AS IN
         THIS EXAMPLE


1) Election of             For  all
   Directors.              nominees        Withhold      2) Approval of an amendment     For   Against  Abstain
                           listed at       Authority        to the Company's 1994        [  ]    [  ]     [  ]
                           right (except   to vote for      Director Stock Option Plan.
                           as marked       all nominees
                           to the          listed at
                           contrary)       right

                             [  ]            [  ]        3) Approval of an amendment     For   Against  Abstain
                                                            to the Company's 1997        [  ]    [  ]     [  ]
                                                            Stock Incentive Plan.

Jean-Marie Vogel                                         4) To transact such             For   Against  Abstain
Timothy J. Barberich                                        other business as            [  ]    [  ]     [  ]
William M. Cousins, Jr.                                     may properly come
Alexander M. Klibanov, Ph.D                                 before the meeting
Paul A. Looney                                              or any adjournment
Riccardo A. Pigliucci                                       thereof.
William E. Rich, Ph.D.
David P. Southwell

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
INDIVIDUAL NOMINEE(S) MARK THE "FOR" BOX AND STRIKE      Please read the reverse side of this card.
A LINE THROUGH  EACH NOMINEE(S) NAME IN THE LIST AT
THE RIGHT. YOUR SHARES WILL BE VOTED FOR THE REMAINING
NOMINEE(S).


                                                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                         PROMPTLY USING THE ENCLOSED ENVELOPE





HAS YOUR ADDRESS CHANGED?                                          DO YOU HAVE ANY COMMENTS?

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____________________________  DATE: _____              ___________________________    DATE: __________________
SIGNATURE                                              SIGNATURE




PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF A CORPORATION OR PARTNERSHIP, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.